Exhibit 3.189
COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION
ARTICLES OF ORGANIZATION OF A
DOMESTIC LIMITED LIABILITY COMPANY
Pursuant to Chapter 12 of Title 13 1 of the Code of Virginia the undersigned states as follows
1. The name of the limited liability company is Petersburg Hospital Company, LLC
2. A. The name of the limited liability company’s initial registered agent is Corporation Service Company
B. The registered agent is (mark appropriate box):
(1) an INDIVIDUAL who is a resident of Virginia and
☐ a member or manager of the limited liability company
☐ an officer or director of a corporation that is a member or manager of the limited liability company
☐ a general partner of a general or limited partnership that is a member or manager of the limited liability company
☐ a trustee of a trust that is a member or manager of the limited liability company
☐ a member of the Virginia State Bar
OR
(2) ☑ a domestic or foreign stock or nonstock corporation, limited liability company or registered limited liability partnership authorized to transact business in Virginia
3. The limited liability company’s initial registered office address, which is identical to the business office of the initial registered agent, is:
11 South 12th Street
Richmond, VA 23218.
which is located in the ☑ city or ☐ county of Richmond
4. The limited liability company’s principal office is located at
155 Franklin Rd. Suite 400
Brentwood, TN 37027

5. Signature
/s/Robin Joi Keck	5/1/03
(date)

Robin Joi Keck	(615) 309-5107
(printed name)	(telephone number (optional))
SEE INSTRUCTIONS ON THE REVERSE

COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION
May 2, 2003
The State Corporation Commission has found the accompanying articles submitted on behalf of
Petersburg Hospital Company. LLC
to comply with the requirements of law and confirms payment of all required fees
Therefore. it is ORDERED that this CERTIFICATE OF ORGANIZATION be issued and admitted to record with the articles of organization in the Office of the Clerk of the
Commission May 2, 2003.
STATE CORPORATION COMMISSION
By /s/T. V. Morrison
Commissioner

COMMONWEALTH OF VIRGINIA
State Corporation Commission
I Certify the Following from the Records of the Commission:
The foregoing is a true copy of the articles of organization filed in this office by Petersburg Hospital Company, LLC.
Nothing more is hereby certified.
[SEAL]
Signed and Sealed at Richmond on this Date: Jury 3, 2007
/s/John H. Peck
Joel H. Peck Clerk of the Commission

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